As filed with the Securities and Exchange Commission on August 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-3317208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30142 S. Wixom Road
Wixom, Michigan 48393

(248) 960-9009

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rockwell Medical, Inc. Amended and Restated 2018 Long Term Incentive Plan

(Full title of the plans)

Mark Strobeck, Ph.D.

President and Chief Executive Officer

Rockwell Medical, Inc.

30142 S. Wixom Road

Wixom, Michigan 48393

(248) 960-9009

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr Gibson, Dunn & Crutcher LLP One Embarcadero Center, Suite 2600 San Francisco, CA 94111 (415) 393-8200	Megan C. Timmins EVP, Chief Legal Officer and Secretary Rockwell Medical, Inc. 30142 S. Wixom Road Wixom, Michigan 48393 (248) 960-9009

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a small reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 5,000,000 shares of Rockwell Medical, Inc. (the “Company” or the “Registrant”) common stock, par value $0.0001, issuable under the Rockwell Medical, Inc. Amended and Restated 2018 Long Term Incentive Plan. The information contained in the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on September 14, 2018 (File No. 333-227365), June 2, 2020 (File No. 333-238889), August 16, 2022 (File No. 333-266892), and August 15, 2023 (File No. 333-273985), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation, effective as of August 30, 2019 (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K filed August 30, 2019).

4.2	Certificate of Amendment to Certificate of Incorporation of Rockwell Medical, Inc., dated May 12, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed May 13, 2022).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q filed November 14, 2022).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to this Registration Statement)

99.1	Rockwell Medical, Inc. Amended and Restated 2018 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed August 14, 2025).

107.1*	Calculation of Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on this 14th day of August, 2025.

ROCKWELL MEDICAL, INC.

By:	/s/ Mark Strobeck
Name: Mark Strobeck, Ph.D.
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Strobeck, Ph.D. and Megan Timmins, and each of them acting individually, as his or her attorney-in-fact, with full power of substitution, for him or her and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Mark Strobeck	President, Chief Executive Officer and Director	August 14, 2025
Mark Strobeck, Ph.D.	(Principal Executive Officer)

/s/ Jesse Neri	Senior Vice President, Chief Financial Officer	August 14, 2025
Jesse Neri	(Principal Financial Officer)

/s/ Nicholas Fanslau	Controller	August 14, 2025
Nicholas Fanslau	(Principal Accounting Officer)

/s/ Robert S. Radie	Director and Chairman of the Board	August 14, 2025
Robert S. Radie

/s/ John G. Cooper	Director	August 14, 2025
John G. Cooper

/s/ Joan Lau	Director	August 14, 2025
Joan Lau, Ph.D.

/s/ Allen Nissenson	Director	August 14, 2025
Allen Nissenson, M.D.

/s/ Mark H. Ravich	Director	August 14, 2025
Mark H. Ravich

/s/ Andrea Heslin Smiley	Director	August 14, 2025
Andrea Heslin Smiley